Exhibit 99.1
LogMeIn Announces First Quarter 2011 Results
Reports Quarterly Revenue of $27.0 Million Up 27 Percent; Deferred Revenue of $47.6 Million; Cash Flow from Operations of $8.4 Million
Woburn, Mass., April 27, 2011 — LogMeIn, Inc. (NASDAQ: LOGM), a provider of SaaS-based, remote connectivity solutions, today announced its results for the quarter ended March 31, 2011. For the first quarter of 2011, total revenue increased 27 percent to $27.0 million, up from $21.3 million reported in the first quarter of 2010. Core product revenue, which excludes $1.5 million of revenue related to the Company’s Intel agreement from the first quarter of 2010, increased by 36 percent in the quarter from the first quarter of 2010.
Non-GAAP net income for the first quarter of 2011, which excludes patent litigation related expenses, stock compensation and amortization of intangibles, was $3.9 million, or $0.15 per diluted share, based on a 35 percent effective tax rate, as compared to $3.9 million, or $0.16 per diluted share, based on a 3 percent effective tax rate, reported in the first quarter of 2010. Applying a consistent 35 percent effective tax rate, non-GAAP net income for the first quarter of 2011 increased by 45 percent. A reconciliation of the comparable GAAP financial measures to non-GAAP measures used above is included in the attached tables.
GAAP net loss for the first quarter of 2011 was $65,000, or $0.00 per diluted share. The GAAP net loss is due to $4.2 million in litigation expenses related to the Company’s defense against the patent infringement claims brought by 01 Communique and the settlement of patent infringement claims brought by Gemini IP LLC. GAAP net loss also includes $1.7 million in stock compensation expense and $107,000 in amortization of intangibles. This compares to GAAP net income of $2.7 million, or $0.11 per diluted share, reported in the first quarter of 2010.
Cash flow from operations for the first quarter of 2011 was $8.4 million. Excluding $920,000 of patent litigation related expenses, cash flow from operations for the first quarter of 2011 was $9.3 million, or 34 percent of revenue, as compared to $7.4 million, or 35 percent of revenue, in the first quarter of 2010. The Company closed the quarter with cash, cash equivalents and short-term investments of $176.2 million.
Additionally, the Company reported total deferred revenue of $47.6 million, an increase of $4.8 million, or 11 percent, over the prior quarter. Total premium customers were approximately 685,000, an increase in the quarter of approximately 100,000, and up from an increase of approximately 95,000 in the prior quarter.
“Our strong momentum continued into Q1, resulting in another great quarter and a solid start to 2011,” said Michael Simon, President and CEO of LogMeIn. “Strong sales of LogMeIn Pro2 and LogMeIn Ignition helped to fuel 44 percent year-over-year growth in our Access & Collaboration business, while strong demand for LogMeIn Rescue and LogMeIn Central helped to drive 30 percent growth in our support business.”

Simon continued, “As the next generation of Android tablets and the new iPad 2 hit the market in Q1, LogMeIn was again at the forefront of the growing tablet opportunity with new, innovative offerings. Tablet optimized versions of Ignition for Android, new mobile capabilities for join.me, and a new version of Rescue designed to remotely support Android tablets and smartphones were all featured in Google’s Android Booth at Mobile World Congress in February. Also, within days of the iPad 2 launch in March, we unveiled the next generation of our popular Ignition for iPhone/iPad app, which gives users the ability to transfer and save PC or Mac files directly on their iPad, iPhone or iPod touch.”
The Company also reported significant positive events in connection with litigation matters. On April 1, 2011, the United States District Court for the Eastern District of Virginia granted LogMeIn’s motion for summary judgment of non-infringement in the patent infringement lawsuit brought by 01 Communique and the trial was removed from the court’s calendar. In addition, on April 25, 2011, LogMeIn and Gemini IP LLC entered into a license agreement settling the patent infringement claims brought by Gemini against the Company.
“From the consumerization of IT, to an increasingly mobile workforce, and to the success of tablet computers, the demands on IT organizations are shifting rapidly. We remain committed to delivering innovative, cost-effective solutions that meet their needs,” continued Simon. “We believe our large installed base, efficient business model, and cost-effective development resources provide distinct advantages in capitalizing on prevailing mobile and digital trends and position us well for continued growth in the coming quarters.”
Business Outlook
Based on information available as of April 27, 2011, LogMeIn is issuing guidance for the second quarter 2011 and fiscal year 2011 as follows:
Second Quarter 2011: The Company expects second quarter revenue to be in the range of $28.4 million to $28.7 million.
Non-GAAP net income is expected to be in the range of $3.8 million to $4.1 million, or $0.15 to $0.16 per diluted share. Non-GAAP net income excludes an estimated $500,000 in patent litigation related expenses, $104,000 in amortization of intangibles, and $2.3 million in stock compensation expense.
Net income, which includes the patent litigation related expenses, amortization of intangibles, and stock compensation expense is expected to be in the range of $1.9 million to $2.2 million, or $0.07 to $0.09 per share.
Net income per diluted share calculations for the second quarter of 2011 are based on estimated fully-diluted weighted average shares outstanding of 25.4 million shares.
Fiscal year 2011: The Company expects full year 2011 revenue to be in the range of $117.0 million to $120.5 million.
Non-GAAP net income is expected to be in the range of $18.0 million to $19.0 million, or $0.70 to $0.74 per diluted share. Non-GAAP net income excludes an estimated $5.7 million in patent litigation related expenses, $300,000 in amortization of intangibles, and $9.0 million in stock compensation expense. The patent litigation related expenses include an estimated $4.45 million in defense costs associated with the 01 Communique patent infringement claim and the $1.25 million in litigation settlement costs associated with the Gemini license agreement.
Net income, which includes the patent litigation related expenses, amortization of intangibles and stock compensation, is expected to be in the range of $8.2 million to $9.2 million, or $0.32 to $0.36 per share.
Net income per diluted share calculations for the full year are based on estimated fully-diluted weighted average shares outstanding of 25.7 million shares.
GAAP and non-GAAP net income for the second quarter and fiscal year 2011 assume an effective tax rate of 35 percent.
Conference Call Information for Today, Wednesday, April 27, 2011
LogMeIn will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 877-941-2324 (for the U.S. and Canada) or 480-629-9716 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 7:00 p.m. Eastern Time on April 27, 2011 until 11:59 p.m. Eastern Time on May 4, 2011, by dialing 800-406-7325 (for the U.S. and Canada) or 303-590-3030 (for international callers) and entering passcode 4433926#.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures including non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations. Non-GAAP operating income excludes the amortization of intangibles and stock compensation expense. Non-GAAP net income and non-GAAP net income per diluted share exclude the amortization of intangibles, stock compensation expense and expenses related to the accretion of redeemable convertible preferred stock. Non-GAAP net income further excludes a one-time tax benefit associated with the reversal of a valuation allowance. Non-GAAP cash flow from operations includes a non-cash tax benefit associated with the exercise of employee stock options. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.
About LogMeIn, Inc.
LogMeIn (NASDAQ:LOGM) provides SaaS-based remote access, support and collaboration solutions to quickly, simply and securely connect millions of internet-enabled devices across the globe — computers, smartphones, iPad™ and Android™ tablets, and digital displays. Designed for consumers, mobile professionals and IT organizations, LogMeIn’s solutions empower over 11 million users to connect more than 100 million devices. LogMeIn is based in Woburn, Massachusetts, USA, with offices in Australia, Hungary, the Netherlands, and the UK.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the value and effectiveness of the Company’s products, the introduction or performance of product enhancements or new products, the Company’s intent to expand its portfolio of products, the Company’s growth, the Company’s ability to meet shifting demand in the support landscape, the Company’s expectations regarding litigation costs for the remainder of the fiscal year and the Company’s financial guidance for fiscal year 2011 and the second quarter of 2011. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation, including whether 01 Communique appeals the summary judgment decision and the result of any appeal, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.
LogMeIn, LogMeIn Central, LogMeIn Pro2, LogMeIn Hamachi2, LogMeIn Free,
LogMeIn Rescue, LogMeIn Ignition and join.me are trademarks or registered trademarks of LogMeIn in the US and other countries around the world. iPhone and iPad are trademarks of Apple, Inc. in the
US and other countries around the world. Intel is the trademark of Intel Corporation in the US and other countries around the world.
Contact Information:
Investors
Erica Abrams or Matthew Hunt
Blueshirt Group
415-217-5864, 415-489-2194
erica@blueshirtgroup.com
matt@blueshirtgroup.com
Press
Craig VerColen
LogMeIn, Inc.
781-897-0696
Press@LogMeIn.com

LogMeIn, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	December 31,	March 31,
	2010	2011
ASSETS
Current assets:
Cash and cash equivalents	$77,280	$86,082
Marketable securities	90,144	90,134
Accounts receivable, net	4,744	5,873
Prepaid expenses and other current assets	2,906	2,441
Deferred income taxes	1,316	1,327

Total current assets	176,390	185,857
Property and equipment, net	6,199	6,449
Restricted cash	350	389
Intangibles, net	578	532
Goodwill	615	615
Other assets	27	62
Deferred income taxes	2,518	2,519

Total assets	$186,677	$196,423

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,177	$4,849
Accrued liabilities	10,829	9,812
Deferred revenue, current portion	41,763	46,177

Total current liabilities	54,769	60,838
Deferred revenue, net of current portion	1,030	1,390
Other long-term liabilities	500	460

Total liabilities	56,299	62,688

Commitments and contingencies
Stockholders’ equity:
Common stock	238	240
Additional paid-in capital	133,425	136,290
Accumulated deficit	(3,084)	(3,149)
Accumulated other comprehensive income (loss)	(201)	354

Total stockholders’ equity	130,378	133,735

Total liabilities and stockholders’ equity	$186,677	$196,423

LogMeIn, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2010	2011
Revenue	$21,325	$27,039
Cost of revenue	2,220	2,536

Gross profit	19,105	24,503

Operating expenses
Research and development	3,554	4,318
Sales and marketing	9,841	12,986
General and administrative	2,803	6,059
Legal settlements	—	1,250
Amortization of intangibles	82	92

Total operating expenses	16,280	24,705

Income (loss) from operations	2,825	(202)

Interest income, net	114	211
Other expense	(64)	(109)

Income (loss) before income taxes	2,875	(100)
Benefit (provision) for income taxes	(139)	35

Net income (loss)	$2,736	$(65)

Net income (loss) per share:
basic	$0.12	$(0.00)
diluted	$0.11	$(0.00)
Weighted average shares outstanding:
basic	22,643,963	23,928,310
diluted	24,350,845	23,928,310
Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per share (unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2010	2011
GAAP Income (loss) from operations	$2,825	$(202)

Add Back:
Amortization of intangibles included in cost of revenue	104	15
Amortization of intangibles included in operating expense	82	92
Stock-based compensation expense	1,027	1,746
Patent litigation related expenses	—	4,153

Non-GAAP Operating income	4,038	5,804

Other income, net	50	102

Non-GAAP Income before provision for income taxes	4,088	5,906

Non-GAAP Provision for income taxes	(139)	(2,055)

Non-GAAP Net income	$3,949	$3,851

Non-GAAP Diluted net income per share:	$0.16	$0.15
Diluted weighted average shares outstanding used in computing per share amounts:	24,350,845	25,068,004
Stock-Based Compensation Expense
(In thousands)

	Three Months Ended March 31,
	2010	2011
Stock-based compensation expense:
Cost of revenue	$32	$89
Research and development	136	280
Sales and marketing	236	563
General and administrative	623	814

Total stock based-compensation	$1,027	$1,746

LogMeIn, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Three Months Ended March 31,
	2010	2011
Cash flows from operating activities
Net income (loss)	$2,736	$(65)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	941	1,005
Amortization of premiums on investments	34	59
Provision for bad debts	30	14
Deferred income taxes	4	(12)
Stock-based compensation	1,027	1,745
Gain on disposal of equipment	(1)	(1)
Changes in assets and liabilities:
Accounts receivable	781	(1,143)
Prepaid expenses and other current assets	204	465
Other assets	(28)	(35)
Accounts payable	282	2,635
Accrued liabilities	(843)	(1,006)
Deferred revenue	2,265	4,774
Other long-term liabilities	(50)	(41)

Net cash provided by operating activities	7,382	8,394

Cash flows from investing activities
Purchases of marketable securities	(55,331)	(30,077)
Proceeds from sale or disposal of marketable securities	25,000	30,000
Purchases of property and equipment	(365)	(1,118)
Intangible asset additions	—	(62)
Increase in restricted cash and deposits	—	(25)

Net cash used in investing activities	(30,696)	(1,282)

Cash flows from financing activities
Payments of issuance costs related to secondary offering of common stock	(210)	—
Stock option related activity	1,350	1,118

Net cash provided by financing activities	1,140	1,118

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(134)	572

Net increase (decrease) in cash and cash equivalents	(22,308)	8,802
Cash and cash equivalents, beginning of period	100,290	77,280

Cash and cash equivalents, end of period	$77,982	$86,082

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited)
(In thousands)

	Three Months Ended March 31,
	2010	2011
GAAP Cash flows from operating activities	$7,382	$8,394

Add Back:
Patent litigation related expenses	—	920

Cash flows from operating activities before litigation expenses	$7,382	$9,314